Exhibit 10.28

FORM OF INDEMNIFICATION AGREEMENT FOR DIRECTOR

DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) made on the      day of                     , 2007

BETWEEN:

(1)	China Digital TV Holding Co., Ltd., a company incorporated and existing under the laws of the Cayman Islands (the “Company”); and,

(2)	(the “Indemnitee”).

RECITALS:

(A)	The Company wishes for the Indemnitee to serve on its Board of Directors (the “Board”) and to provide the Indemnitee with specific contractual assurance of the Indemnitee’s rights to indemnification against litigation risks and expenses arising from his position as a Director (as defined below) to the extent permitted by applicable law.

(B)	The Indemnitee is relying upon the rights afforded under this Agreement in serving as a Director.

SECTION 1

DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

“Business Day” means a day other than a Saturday, a Sunday or a day on which the commercial banks in Beijing, the People’s Republic of China, in The City of New York, New York, United States, or in George Town, the Cayman Islands, are authorized or obligated by applicable law to close.

“Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity; (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of ordinary shares of the Company; or (c) any current beneficial shareholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the total combined voting power represented by the Company’s then outstanding ordinary shares, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the ordinary shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into ordinary shares of the surviving entity) at least eighty percent (80%) of the total voting power represented by the ordinary shares of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

“Corporate Status” means the status of a Person who is serving or has served (i) as a Director, including as a member of any committee of the Board, or (ii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (ii), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of another Group Member shall be deemed to be serving at the request of the Company.

“Director” means a member of the Board.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

“Entity” means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

“Expenses” means all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 10.3 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses. The term “Expenses” shall not include the amount of judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are actually levied against or sustained by the Indemnitee to the extent sustained after final adjudication.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

“Group” means collectively the Company, China Digital TV Technology Co., Ltd., Beijing Super TV Co., Ltd. Beijing Novel Tongfang Digital TV Technology Co., Ltd. and their respective Subsidiaries and “Group Member” means any of them.

“Person” means any natural person, firm, company, governmental authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 10 of this Agreement to enforce the Indemnitee’s rights hereunder.

“Reviewing Party” means (A) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

“Subsidiary” of a Person (the “Parent”) means any Person of which the Parent, directly or indirectly, owns fifty percent (50%) or more of its issued and outstanding share capital or voting interests or, directly or indirectly, exercises actual or de facto control through contractual or other arrangements.

“US$” means United States Dollars, the lawful currency of the United States of America.

SECTION 2

SERVICES OF INDEMNITEE

In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve as a Director. However, this Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

SECTION 3

AGREEMENT TO INDEMNIFY

To the extent permitted by applicable law and subject to the exceptions contained in Section 4 below, the Company agrees to indemnify the Indemnitee as follows:

(a)	If the Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Expenses and liabilities actually and reasonably incurred or paid by the Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”); provided, however, that any settlement of a Proceeding must be approved in advance in writing by the Company.

(b)	If the Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

SECTION 4

EXCEPTIONS TO INDEMNIFICATION

Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification under this Agreement :

(a)	to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

(b)	in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment in a court of law to be liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

(c)	in connection with any Proceeding initiated by the Indemnitee against the Company, any other Group Member or any director or officer of the Company, and not by way of defense, unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights as contemplated by Section 10 herein.

(d)	for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Exchange Act, or similar provisions of any applicable U.S. state statutory law or common law or foreign law;

(e)	brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent and (iii) which acts were material to the cause of action so adjudicated;

(f)	for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity;

(g)	arising out of the Indemnitee’s breach of an employment agreement with the Company (if any) or any other agreement with the Company or any other Group Member; or

(h)	arising out of the Indeminitee’s personal tax matter.

SECTION 5

INDEMNIFICATION PROCESSES

5.1	Notice and Cooperation By The Indemnitee. The Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be given in accordance with Section 21 below. In addition, the Indemnitee shall give the Company such information and cooperation as the Company may reasonably request, including documentation and information necessary to establish that the Indemnitee is entitled to indemnification hereunder.

5.2	Payment of Indemnifiable Amounts.

(a)	Reimbursement of Expenses. To the extent the Indemnitee has not requested any advanced payment of the Indemnifiable Expenses from the Company, the Indemnitee shall be entitled to receive Indemnifiable Amounts incurred in connection with a Proceeding from the Company as soon as practicable, but in any event no later than ten (10) Business Days after the Indemnitee makes a written request to the Company for reimbursement. Such written request shall specify the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 3 above and the basis for the claim.

(b)

Determination by the Reviewing Party. Notwithstanding the foregoing, the obligations of the Company under Section 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Counsel referred to in Section 5.2(c) below is involved) that the Indemnitee would not be permitted to be indemnified under applicable law or the Company’s Memorandum and Articles of Association; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any advanced Indemnifiable Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any advanced Indemnifiable Expenses shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Counsel referred to in Section 5.2(c) below.

(c)	Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of the Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Memorandum and Articles of Association as now or hereafter in effect, Independent Counsel shall be selected by the Indemnitee and approved by the Company. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law, and the Company agrees to abide by such opinion. The Company shall pay the reasonable fees and documented expenses of Independent Counsel.

5.3	Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee in writing and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that, based on written advice of counsel, there may be a conflict of interest of such counsel retained by the Company between the Company and the Indemnitee in the conduct of any such defense, or that counsel selected by the Company may not be adequately representing the Indemnitee, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. At all times, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s expense.

5.4	Defense to Indemnification. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed.

5.5	No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on the Indemnitee without the other party’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

5.6	Company Participation. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

SECTION 6

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR

PARTLY SUCCESSFUL

Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is wholly successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with each successfully resolved claim, issue or matter. In each case, the indemnifiable Expenses under this Section 6 shall be offset by the amount of cash, if any, received by the Indemnitee from his success therein. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 7

EFFECT OF CERTAIN RESOLUTIONS

Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or of the Reviewing Party to determine that indemnification is payable shall create an adverse presumption that the Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee did not meet any particular standard of conduct.

SECTION 8

AGREEMENT TO ADVANCE EXPENSES; CONDITIONS

The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by the Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. The Indemnitee hereby undertakes to (i) repay the amount of Indemnifiable Expenses paid to the Indemnitee if it is finally determined by a court of competent jurisdiction that the Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses, and (ii) return any excess of the advanced Expenses over the actual Indemnifiable Expense. This undertaking is an unlimited general obligation of the Indemnitee.

SECTION 9

PROCEDURE FOR ADVANCE PAYMENT OF EXPENSES

The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 above, together with documentation evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 above shall be made no later than ten (10) Business Days after the Company’s receipt of such request.

SECTION 10

REMEDIES OF INDEMNITEE

10.1	Right to Petition Court. In the event that the Indemnitee makes a request for advancement or payment of Indemnifiable Amounts under this Agreement or any applicable law and the Company fails to make such advancement or payment in a timely manner pursuant to the terms of this Agreement or as required by applicable law, the Indemnitee may petition a court of competent jurisdiction to enforce the Company’s obligations under this Agreement.

10.2	Burden of Proof. In any judicial proceeding brought under Section 10.1 above, the Company shall have the burden of proving that the Indemnitee is not entitled to advancement or payment of Indemnifiable Amounts hereunder.

10.3	Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses actually and reasonably incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 10.1 above, or in connection with any claim or counterclaim brought by the Company in connection therewith; provided, however, that if the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with each successfully resolved claim, issue or matter.

10.4	Failure to Act Not a Defense. The failure of the Company (including the Board or any committee thereof, Reviewing Party, Independent Counsel or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable

Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10.1 above, and shall not create a presumption that such payment or advancement is not permissible.

SECTION 11

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Indemnitee that the Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

SECTION 12

INSURANCE

12.1	Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent the Company determines that it is no longer practicable for the Company to maintain such insurances, it shall notify promptly its directors and officers before it terminates such insurances and such termination must be approved by the majority of the Company’s directors.

12.2	Coverage of The Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

12.3	No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if a majority of the Company’s directors determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iii) the Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

12.4	Notice to Insurers. Upon receipt of a notice of a Proceeding pursuant to Section 5.1, the Company shall give or cause to be given prompt notice of such Proceeding to all insurers then providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

SECTION 13

CONTRACT RIGHTS NOT EXCLUSIVE

The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which the Indemnitee may have at any time under applicable law, the Company’s Memorandum and Articles of Association, or any other written agreement between the Company and the Indemnitee.

SECTION 14

ASSIGNMENT AND SUCCESSORS

Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status so long as the Indemnitee shall be subject to any Proceeding by reason of his current or former Corporate Status.

SECTION 15

SUBROGATION

In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Indemnitee against other Persons, and the Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

SECTION 16

CONTRIBUTION

If the indemnification provided for in Section 3 above for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than those set forth in Section 4, then the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount of Expenses paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company (including its Subsidiaries) on the one hand and by the Indemnitee on the other hand from the transaction or occurrence from which such Proceedings arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company (including its Subsidiaries) on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 16 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

SECTION 17

SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

SECTION 18

EFFECTIVENESS, MODIFICATIONS AND WAIVER

18.1	Effectiveness. This Agreement shall only become effective upon the completion of the initial public offering of the American Depositary Shares of the Company.

18.2	Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

SECTION 19

FEDERAL PREEMPTION

Notwithstanding the foregoing, both the Company and the Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

SECTION 20

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

SECTION 21

GENERAL NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (x) when delivered by hand, (y) when transmitted by facsimile and receipt is acknowledged, or (z) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to the Indemnitee, to:

Facsimile:

Attention:

(b)	If to the Company, to:

4th Floor, Block B

Jingmeng High-Tech Building

No.5 Shangdi East Road, Haidian District

Beijing 100085, the PRC

Facsimile: +86-10-6297-5009

Attention: Zhu Jianhua/Mason Xu

or to such other address as may have been furnished in the same manner by any party to the others.

SECTION 22

GOVERNING LAW

This Agreement shall be governed by and construed and enforced under the laws of the State of New York, U.S.A., without giving effect to the provisions thereof relating to conflicts of law.

SECTION 23

COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other Parties, it being understood that all parties need not sign the same counterpart. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic mail in .pdf file format, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CHINA DIGITAL TV HOLDING CO., LTD.

By:
Name:
Title:

[NAME OF INDEMNITEE]